UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2004

Atlas America, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	333-112653	51-0404430

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Rouser Road, Moon Township, PA	15108

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Item 2.      Acquisition or Disposition of Assets.

     On July 16, 2004, Atlas Pipeline Partners, L.P., in which Atlas America, Inc. owns a 22% limited partner interest and a 2% general partner interest through its subsidiary, Atlas Pipeline Partners GP, LLC, completed the acquisition of all of the outstanding capital stock of Spectrum Field Services, Inc. pursuant to the Securities Purchase Agreement dated June 10, 2004 among Atlas Pipeline Operating Partnership, L.P., Spectrum Field Services, Spectrum Energy Partners II LP, Spectrum Energy Partners III LP, Robert R. Firth, David D. Hall, Rhea K. Simmons, J. Walter Patten and Jon V. Coonce. The Securities Purchase Agreement is included as an exhibit to this report. The total consideration was $109.3 million in cash, including (i) $30.1 million to retire Spectrum’s outstanding bank debt, (ii) $16.3 million to retire Spectrum’s 8% subordinated notes due July 13, 2007 and (iii) $14 million to fund an escrow account for the purposes of securing the sellers’ indemnification obligations with respect to breaches of representations and warranties of sellers in the Securities Purchase Agreement and pending actions and proceedings identified in the Securities Purchase Agreement. The purchase price is subject to post-closing adjustment based on the amount of Spectrum’s net working capital on the closing date.

     Immediately following the acquisition, Spectrum was converted from a Delaware corporation to a Delaware limited liability company, resulting in a tax liability of approximately $36 million.

     Atlas Pipeline Partners financed the acquisition, including $2.1 million of transaction costs, and the anticipated tax liability as follows:

•	borrowing $100 million under the term loan portion and $2.2 million under the revolving credit portion of its $135 million senior secured term loan and revolving credit facility administered by Wachovia Bank, National Association;
•	using $20 million of proceeds received from the sale to Resource America, Inc. and Atlas America, Inc. of preferred units in Atlas Pipeline Operating Partnership; and
•	using $25.2 million of the net proceeds from Atlas Pipeline Partners’ April 2004 common unit offering.

     In determining the amount of consideration paid for Spectrum’s stock, Atlas Pipeline Partners considered the fair market value of Spectrum’s assets and the value of Spectrum as an ongoing business, among other factors.

     Spectrum’s business includes gathering natural gas from oil and gas wells and processing this raw gas into merchantable natural gas, or residue gas, by extracting natural gas liquids and removing impurities. Spectrum’s principal assets include a natural gas processing facility in Velma, Oklahoma and approximately 1,100 miles of active and 760 miles of inactive natural gas gathering pipelines in south central Oklahoma and north Texas.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements

The required financial statements will be filed on or before September 14, 2004.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed on or before September 14, 2004.

(c)	Exhibits

2.1	Securities Purchase Agreement dated June 10, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 2, 2004	Atlas America, Inc.

By: /s/ Michael L. Staines

Its Executive Vice President and Secretary